Exhibit 99.1

Universal Stainless & Alloy Products, Inc.

600 Mayer Street • Bridgeville, Pennsylvania 15017

	CONTACTS:	Richard M. Ubinger Vice President of Finance, Chief Financial Officer and Treasurer (412) 257-7606
FOR IMMEDIATE RELEASE
Comm-Partners LLC June Filingeri (203) 972-0186

Universal Stainless to Post Investor Presentation on Web Site

BRIDGEVILLE, PA, December 6, 2004 — Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) announced today that it will post the slide presentation for its upcoming investment community meetings in Boston and New York on December 7 and 8 on its web site. The slide presentation will be available at www.univstainless.com beginning at 7:00 a.m. (Eastern) on December 7th and will be archived on the site thereafter.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

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